Exhibit 99.1

FMC Corporation 1735 Market Street Philadelphia, PA 19103 215.299.6000 phone 215.299.5998 fax www.fmc.com

News Release

For Release: Immediate

Media contact: Jim Fitzwater – 215.299.6633

Investor relations contact: Brennen Arndt – 215.299.6266

FMC Corporation Announces Second Quarter 2008 Results

•	Record second quarter results with sales up 23 percent and earnings up 43 percent to $1.29 per diluted share before restructuring and other income and charges

•	Full-year outlook raised to $4.20 to $4.40 per diluted share before restructuring and other income and charges

PHILADELPHIA, July 29, 2008 – FMC Corporation (NYSE: FMC) today reported net income of $84.4 million, or $1.10 per diluted share, in the second quarter of 2008, versus net income of $8.6 million, or $0.11 per diluted share, in the second quarter of 2007. Net income in the current quarter included restructuring and other income and charges of $14.5 million after-tax, or a charge of $0.19 per diluted share, versus restructuring and other income and charges of $61.2 million after-tax, or charges of $0.79 per diluted share, in the prior-year quarter. Excluding these items in both periods, the company earned $1.29 per diluted share in the current quarter, an increase of 43 percent versus $0.90 per diluted share in the second quarter of 2007. Second quarter revenue of $806.6 million increased 23 percent versus $657.9 million in the prior year.

William G. Walter, FMC chairman, president and chief executive officer, said, “Our record second quarter results were driven by strong sales growth across all our businesses. Agricultural Products realized higher sales in all regions and across all product lines. Specialty Chemicals delivered strong commercial performance in both BioPolymer and lithium. Industrial Chemicals achieved higher selling prices and volumes across the segment. Our second quarter performance reflects the diversity and attractiveness of our end-use markets and the value of our global footprint.”

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Page 2/ FMC Corporation Announces Second Quarter 2008 Results

Revenue in Agricultural Products of $276.6 million was 26 percent higher than the prior-year quarter, driven by growth in all regions particularly Europe, North America and Asia. Segment earnings before interest and taxes (“segment earnings”) of $84.4 million were up 30 percent versus the year-ago quarter, as a result of the higher sales and continued global supply chain productivity improvements, which more than offset higher raw material costs.

Revenue in Specialty Chemicals was $192.4 million, an increase of 15 percent versus the prior-year quarter, as higher selling prices and volume growth were realized in BioPolymer and lithium. Segment earnings of $41.5 million increased 5 percent versus the year-ago quarter due to the higher sales and the favorable impact of currency translation, largely offset by increased costs for raw materials, energy and export taxes.

Revenue in Industrial Chemicals was $338.9 million, an increase of 25 percent from the prior-year quarter, driven by higher selling prices, particularly in soda ash and phosphates, and volumes across the segment. Segment earnings of $45.3 million increased 111 percent versus the year-ago quarter, as the higher sales and improved power market conditions in Spain more than offset higher raw material costs.

Corporate expense was $13.1 million, down from $14.3 million in the prior-year quarter. Interest expense, net, was $8.3 million as compared to $10.0 million in the year-ago quarter. On June 30, 2008, gross consolidated debt was $554.3 million, and debt, net of cash, was $431.0 million. For the quarter, depreciation and amortization was $30.7 million and capital expenditures were $33.8 million.

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Page 3 / FMC Corporation Announces Second Quarter 2008 Results

Six Months Results

Revenue was $1,556.8 million, an increase of 17 percent as compared with $1,332.0 million in the prior-year period. Net income was $178.3 million, up 228 percent from $54.4 million in the year-earlier period. Net income in the current period included restructuring and other income and charges of $11.8 million, versus restructuring and other income and charges of $87.1 million in the prior-year period. Excluding these charges, the company earned $190.1 million in the first half of 2008, an increase of 34 percent versus $141.5 million in the first half of 2007.

Revenue in Agricultural Products was $554.1 million, an increase of 19 percent versus the prior-year period. Sales gains benefited from buoyant global agrochemical market conditions and new product introductions. Segment earnings were $167.4 million, an increase of 23 percent from the first half of 2007 as a result of the higher sales and continued global supply chain productivity improvements, which more than offset higher raw material costs.

Revenue in Specialty Chemicals was $376.2 million, an increase of 13 percent versus the prior-year period, driven by strong commercial performance in BioPolymer and lithium. Segment earnings of $81.0 million increased 8 percent versus the year-earlier period as a result of the higher sales, partially offset by higher raw material and energy costs and export taxes.

Revenue in Industrial Chemicals was $629.3 million, an increase of 18 percent versus the prior-year period, driven by higher selling prices across the segment, particularly in soda ash and phosphates, and volume growth. Segment earnings of $80.8 million increased 107 percent versus the year-earlier period, as the higher sales and improved power market conditions in Spain more than offset higher raw material costs.

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Corporate expense was $25.0 million, as compared to $27.5 million in the year-earlier period. Interest expense, net, was $17.0 million, down from $18.4 million in the prior-year period. For the period, depreciation and amortization was $61.7 million and capital expenditures were $66.4 million.

Outlook

Regarding the outlook for the balance of 2008, Walter said, “Based on our strong first-half results, we have raised our full-year 2008 outlook for earnings before restructuring and other income and charges to $4.20 to $4.40 per diluted share. We look for continued earnings growth in Agricultural Products driven by broad-based sales growth. In Specialty Chemicals, we expect earnings growth to be realized through strong commercial performance in BioPolymer and lithium. Industrial Chemicals will continue to derive significant benefit from higher selling prices and volume growth across the segment. We are confident that we will achieve these results despite the headwind of accelerating raw material cost increases in all our businesses.”

Walter added, “For the third quarter of 2008, we anticipate continued strong commercial performance in all segments, particularly Industrial Chemicals, with earnings before restructuring and other income and charges of $0.95 to $1.05 per diluted share.”

FMC will conduct its second quarter conference call and webcast at 10:00 a.m. ET on Wednesday, July 30, 2008. This event will be available live and as a replay on the web at http://www.fmc.com. Prior to the conference call, the Company will also provide supplemental information on the web including its 2008 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

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FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs over 5,000 people throughout the world. The company operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2007 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue	$806.6	$657.9	$1,556.8	$1,332.0

Costs of sales and services	536.4	447.9	1,035.6	911.2
Selling, general and administrative expenses	90.0	77.9	173.7	155.3
Research and development expenses	23.0	23.7	44.8	46.9
In-process research and development	—	—	—	1.0
Restructuring and other charges (income)	10.7	92.7	2.4	117.0

Total costs and expenses	660.1	642.2	1,256.5	1,231.4

Income from operations	146.5	15.7	300.3	100.6

Equity in (earnings) loss of affiliates	(0.3)	(1.9)	(0.6)	(2.7)
Minority interests	3.8	1.3	6.7	3.2
Interest expense, net	8.3	10.0	17.0	18.4

Income from continuing operations before income taxes	134.7	6.3	277.2	81.7

Provision (benefit) for income taxes	42.5	(8.0)	84.7	12.3

Income from continuing operations	92.2	14.3	192.5	69.4
Discontinued operations, net of income taxes	(7.8)	(5.7)	(14.2)	(15.0)

Net income	$84.4	$8.6	$178.3	$54.4

Basic earnings (loss) per common share:

Continuing operations	$1.24	$0.19	$2.59	$0.92
Discontinued operations	(0.10)	(0.08)	(0.19)	(0.20)

Basic earnings per common share	$1.14	$0.11	$2.40	$0.72

Average number of shares used in basic earnings per share computations	74.3	75.7	74.4	75.8

Diluted earnings (loss) per common share:
Continuing operations	$1.20	$0.18	$2.52	$0.89
Discontinued operations	(0.10)	(0.07)	(0.19)	(0.19)

Diluted earnings per common share	$1.10	$0.11	$2.33	$0.70

Average number of shares used in diluted earnings per share computations	76.5	77.8	76.5	78.0

Other Data:
Capital expenditures	$33.8	$24.2	$66.4	$44.6
Depreciation and amortization expense	$30.7	$33.9	$61.7	$68.4

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)*

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue	$806.6	$657.9	$1,556.8	$1,332.0

Costs of sales and services	536.4	447.9	1,035.6	911.2
Selling, general and administrative expenses	90.0	77.9	173.7	155.3
Research and development expenses	23.0	23.7	44.8	46.9

Total costs and expenses	649.4	549.5	1,254.1	1,113.4

Income from operations	157.2	108.4	302.7	218.6

Equity in (earnings) loss of affiliates	(0.3)	(1.9)	(0.6)	(2.3)
Minority interests	3.8	2.7	6.7	4.6
Interest expense, net	8.3	10.0	17.0	18.4

Income from continuing operations before income taxes, excluding restructuring and other income and charges	145.4	97.6	279.6	197.9

Provision for income taxes	46.5	27.8	89.5	56.4

After-tax income from continuing operations, excluding restructuring and other income and charges *	$98.9	$69.8	$190.1	$141.5

Basic after-tax income from continuing operations per share, excluding restructuring and other income and charges	$1.33	$0.92	$2.56	$1.87

Average number of shares used in basic after-tax income per share computations	74.3	75.7	74.4	75.8

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges	$1.29	$0.90	$2.48	$1.81

Average number of shares used in diluted after-tax income per share computations	76.5	77.8	76.5	78.0

*	The Company believes that the Non-GAAP financial measure “After-tax income from continuing operations, excluding restructuring and other income and charges,” and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. The Company also believes that excluding the effect of restructuring and other income and charges from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NET INCOME (GAAP) TO AFTER-TAX INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income (GAAP)	$84.4	$8.6	$178.3	$54.4
Discontinued operations, net of income taxes (a)	7.8	5.7	14.2	15.0
Restructuring and other (income) charges, net (b)	10.7	91.3	2.4	115.2
In-process research and development (c)	—	—	—	1.0

Tax effect of restructuring and other (income) charges and in-process research and development	(4.0)	(34.4)	(4.8)	(43.8)
Tax adjustments (d)	—	(1.4)	—	(0.3)

After-tax income from continuing operations, excluding restructuring and other income and charges (Non-GAAP)	$98.9	$69.8	$190.1	$141.5

Diluted earnings per common share (GAAP)	$1.10	$0.11	$2.33	$0.70
Discontinued operations per diluted share	0.10	0.07	0.19	0.19
Restructuring and other (income) charges, net per diluted share, before tax	0.14	1.17	0.03	1.48
In-process research and development per diluted share, before tax	—	—	—	0.01
Tax effect of restructuring and other (income) charges and in-process research and development	(0.05)	(0.43)	(0.07)	(0.56)
Tax adjustments per diluted share	—	(0.02)	—	(0.01)

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges (Non-GAAP)	$1.29	$0.90	$2.48	$1.81

Average number of shares used in diluted after-tax income from continuing operations per share computations	76.5	77.8	76.5	78.0

(a)	Discontinued operations for the three and six months ended June 30, 2008 and 2007, respectively, primarily includes provisions for environmental liabilities and legal reserves and expenses related to previously discontinued operations.
(b)	2008

Amounts for the three months ended June 30, 2008 primarily include continued charges related to the closure of our Baltimore agricultural chemicals facility ($5.8 million) and charges associated with the decision made in the second quarter of 2008 to close our Jacksonville, Florida agricultural formulation plant ($2.6 million). Both of these charges are associated with our Agricultural Chemicals segment. We also incurred charges relating to continuing environmental sites as a Corporate charge ($1.1 million) and restructuring related severance charges in our Industrial Chemicals segment ($0.8 million).

For the six months ended June 30, 2008, amounts include a net gain associated with the sale of our major research and development facility in Princeton, New Jersey ($29.6 million - gain) and a gain associated with the sale of our sodium sulfate assets in Foret which is part of our Industrial Chemicals segment ($3.6 million - gain). Fully offsetting these gains were charges related to continued charges related to the closure of our Baltimore agricultural chemicals facility ($21.6 million) and Jacksonville agricultural formulation facility ($2.6 million), charges associated with continuing environmental sites as a Corporate charge ($6.0 million) and restructuring related severance charges in Agricultural Products segment and Industrial Chemicals segment ($1.8 million and $1.9 million, respectively).

2007

Amounts for the three months ended June 30, 2007 primarily include charges related to the closure of the Baltimore agricultural chemicals facility ($75.2 million), charges associated with the asset abandonment of one of our Foret co-generation facilities which is part of the Industrial Chemicals segment ($6.5 million after minority interest) and charges associated with continuing environmental sites as a Corporate charge ($4.5 million).

For the six months ended June 30, 2007, in addition to the above for the three months ended June 30, 2007, amounts also include charges related to the settlement of all claims with Solutia and Astaris (now known as Siratsa) regarding our contribution of PPA technology to the Astaris joint venture in our Industrial Chemicals segment ($22.5 million).

In 2007, in addition to the line item “Restructuring and other charges” as presented in the condensed consolidated statements of operations and discussed in details above, this line item in the above reconciliation includes the following:

- A $0.4 million gain related to cash received from our Astaris joint venture whose assets were substantially sold in 2005. On the condensed consolidated statements of operations this gain is included in “Equity in (earnings) loss of affiliates” for the six months ended June 30, 2007.

- Minority interest of $1.4 million related to the abandonment of one of our Foret co-generation facilities as previously discussed above. We own 75% of this entity. The minority interest is included in “Minority interests” in the condensed consolidated statements of operations for the three and six months ended June 30, 2007.

(c)	Proprietary Fungicide Agreement

In the first quarter of 2007, our Agricultural Products segment acquired further rights from a third-party company to develop their proprietary fungicide. In acquiring those further rights, we paid an additional $1.0 million and have recorded this amount as a charge to “In-process research and development” in the condensed consolidated statement of operations for the six months ended June 30, 2007.

(d)	Tax adjustments for the three and six months ended June 30, 2007 are related to adjustments for prior year tax matters.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

INDUSTRY SEGMENT DATA

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue

Agricultural Products	$276.6	$219.2	$554.1	$467.5
Specialty Chemicals	192.4	167.5	376.2	333.7
Industrial Chemicals	338.9	272.2	629.3	532.7
Eliminations	(1.3)	(1.0)	(2.8)	(1.9)

Total	$806.6	$657.9	$1,556.8	$1,332.0

Income from continuing operations before income taxes

Agricultural Products	$84.4	$65.1	$167.4	$135.9
Specialty Chemicals	41.5	39.5	81.0	75.1
Industrial Chemicals	45.3	21.5	80.8	39.1
Eliminations	—	0.1	(0.2)	(0.1)

Segment operating profit	171.2	126.2	329.0	250.0
Corporate	(13.1)	(14.3)	(25.0)	(27.5)
Other income (expense), net	(4.4)	(4.3)	(7.4)	(6.2)

Operating profit from continuing operations before items noted below:	153.7	107.6	296.6	216.3

Restructuring and other income (charges), net (a)	(10.7)	(91.3)	(2.4)	(115.2)
Interest expense, net	(8.3)	(10.0)	(17.0)	(18.4)
In-process research and development (b)	—	—	—	(1.0)

Income from continuing operations before income taxes	$134.7	$6.3	$277.2	$81.7

(a)	Amounts for the three months ended June 30, 2008 related to Agricultural Products ($8.4 million), Industrial Chemicals ($1.2 million), and Corporate ($1.1 million). Amounts for the three months ended June 30, 2007 related to Agricultural Products ($75.4 million), Industrial Chemicals ($9.5 million), Specialty Chemicals ($1.8 million) and Corporate ($4.6 million).

Amounts for the six months ended June 30, 2008 related to Agricultural Products ($26.2 million), Industrial Chemicals ($0.6 million-gain), Specialty Chemicals ($0.3 million) and Corporate ($23.5 million-gain). Amounts for the six months ended June 30, 2007 related to Agricultural Products ($75.4 million), Industrial Chemicals ($32.8 million), Specialty Chemicals ($1.8 million) and Corporate ($5.2 million).

See Note B to the schedule “Reconciliation of Net Income (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

(b)	See Note C to the schedule “Reconciliation of Net Income (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	June 30, 2008	December 31, 2007
Cash and cash equivalents	$123.3	$75.5
Trade receivables, net	754.0	599.7
Inventories	321.2	275.0
Other current assets	172.6	126.9
Deferred income taxes	144.4	117.0

Total current assets	1,515.5	1,194.1

Property, plant and equipment, net	917.5	934.7
Goodwill	193.0	180.2
Deferred income taxes	161.6	259.0
Other long - term assets	191.1	165.4

Total assets	$2,978.7	$2,733.4

Short - term debt	$62.3	$47.9
Current portion of long - term debt	0.3	77.7
Accounts payable, trade and other	370.0	327.4
Guarantees of vendor financing	25.3	29.7
Accrued pensions and other post-retirement benefits, current	10.6	10.6
Other current liabilities	308.4	258.1

Total current liabilities	776.9	751.4

Long-term debt	491.7	419.6
Long-term liabilities	494.6	498.1
Stockholders’ equity	1,215.5	1,064.3

Total liabilities and stockholders’ equity	$2,978.7	$2,733.4

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Six Months Ended June 30,
	2008	2007
Cash provided by operating activities	$138.4	$52.6

Cash (required) by operating activities of discontinued operations	(26.7)	(16.9)

Cash provided (required) by investing activities:
Capital expenditures	(66.4)	(44.6)
Other investing activities	75.9	4.2

	9.5	(40.4)

Cash provided (required) by financing activities:
Net borrowings under committed credit facilities	75.0	15.0
Increase (decrease) in short-term debt	14.8	14.8
Repayment of long-term debt	(92.8)	(66.0)
Distributions to minority partners	(5.7)	(4.5)
Dividends paid	(15.8)	(13.8)
Repurchases of common stock	(61.6)	(54.5)
Issuances of common stock, net	10.8	10.0

	(75.3)	(99.0)

Effect of exchange rate changes on cash	1.9	1.4

Increase (decrease) in cash and cash equivalents	47.8	(102.3)

Cash and cash equivalents, beginning of year	75.5	165.5

Cash and cash equivalents, end of period	$123.3	$63.2